EXHIBIT 23(a)




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 1994, included in Southern Indiana Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1993, and to all references to our Firm in this Registration Statement under the heading "LEGAL OPINIONS AND EXPERTS."


                              /s/ Arthur Anderson LLP
                              ------------------------
                              ARTHUR ANDERSEN LLP



Chicago, Illinois
September 16, 1994